UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2015

MCBC Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive Vonore, Tennessee	37885
(Address of Principal Executive Offices)	(Zip Code)

(423) 884-2221

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 STIP Bonus Determination

In fiscal 2015, each of our named executive officers was eligible to earn an annual performance-based cash bonus from MCBC Holdings, Inc. (the “Company”) under the Company’s annual short term incentive plan (the “2015 STIP”). This 2015 bonus for each of our named executive officers consisted of three components: 35% was based upon the achievement of Company Adjusted EBITDA, 35% was based upon the achievement of Company cash flow targets and 30% was based upon the achievement of individual performance goals. In fiscal 2015, Mr. McNew was eligible to receive a target bonus in the amount of 100% of his base salary, Mr. Oxley was eligible to receive a target bonus in the amount of 50% of his base salary, and Mr. Chittum was eligible to receive a target bonus in the amount of 50% of his base salary.

On September 8, 2015, the Board approved the annual performance-based bonuses for the named executive officers under the 2015 STIP.  In fiscal 2015, each of our named executive officers achieved 100% of his respective individual performance goals, our Company Adjusted EBITDA was 141% of the target amount and our Company adjusted cash flow was 152% of the target amount, resulting in a payment of 164% of target bonus to each of Messrs. McNew, Oxley and Chittum.

All compensation for the named executive officers for the year ended June 30, 2015 (other than the annual performance-based bonuses under the 2015 STIP) was previously reported by the Company in the Summary Compensation Table beginning on page 98 of our Registration Statement filing on Form S-1, filed on July 15, 2015 (the “Registration Statement”).  As of the filing of the Registration Statement, the annual performance-based bonuses under the 2015 STIP for the named executive officers had not been fully determined and, therefore, were omitted in part from the Summary Compensation Table included in the Registration Statement.  The annual cash incentive bonuses under the 2015 STIP for the named executive officers for the year ended June 30, 2015 are set forth below in the “Non-Equity Incentive Plan Compensation” column, together with the other compensation previously reported and the new total compensation amounts.

							Non-Equity
					Stock		Incentive Plan		All Other
		Salary	Bonus		Awards		Compensation		Compensation	Total
Name and Principal Position	Year	($)	($)		($)		($)		($)	($)
Terry McNew	2015	333,125	4,131,319	(1)	—	(2)	546,309	(3)	18,226	5,028,979
President and Chief Executive Officer	2014	325,000					552,500		7,538	885,038
Timothy M. Oxley	2015	215,865	459,035	(1)	—	(2)	177,004	(3)	19,409	871,313
Chief Financial Officer	2014	210,600					179,010		14,848	404,458
Shane Chittum	2015	215,250	688,553	(1)	—	(2)	176,500	(3)	20,171	1,100,474
Chief Operating Officer	2014	210,000					178,500		21,282	409,782

(1)

Amount represents a cash bonus to the named executive officer in recognition of his efforts in pursuing and consummating the financing evidenced by Amended and Restated Credit and Guarantee Agreement entered into by the Company on March 13, 2015.

(2)

On May 29, 2015, we granted Messrs. McNew, Oxley and Chittum 541,021, 120,223, and 180,340 shares of restricted stock under the 2015 Incentive Award Plan, respectively. No amounts have been included for purposes of the “Stock Awards” column as the occurrence of the vesting conditions for such awards were not probable for accounting purposes at the time of grant and the restricted stock awards had no grant date fair value computed in accordance with ASC Topic 718, as of the date of grant. Assuming that all of the vesting conditions to the awards are met, the value of restricted stock awards, based on the initial offering price of $15.00 per share, would be $8,115,315 for Mr. McNew, $1,803,345 for Mr. Oxley, and $2,705,100 for Mr. Chittum. For a description of the vesting conditions, see the “Outstanding Equity Awards at Fiscal Year End” table included in the Registration Statement.

(3)	Each named executive officer received an annual performance based bonus with respect to fiscal 2015 under the 2015 STIP. For a discussion of the 2015 STIP, see above.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCBC HOLDINGS, INC.

Dated: September 14, 2015	/s/ Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary

3